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Exhibit 1(b)

Execution Version

August 14, 2020

MDU Resources Group, Inc.
Amendment No. 1 to Distribution Agreement (this "Amendment")

        Reference is made to the Distribution Agreement, dated February 22, 2019 (the "Agreement"), by and among MDU Resources Group, Inc. (the "Company") and J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as agents (each, an "Agent," and collectively, the "Agents") with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Agreement, of up to 10,000,000 shares of Common Stock, $1.00 par value per share, of the Company (the "ATM Program"). Terms used herein but not otherwise defined herein shall have the respective meanings given thereto in the Agreement.

        The parties agree and acknowledge that the Company's Registration Statement on Form S-3 (No. 333-220026) and related prospectus supplement will expire on August 18, 2020 and the Company is filing a new registration statement on Form S-3 on August 14, 2020 (the "New Registration Statement"), including a (i) base prospectus dated August 14, 2020, filed as part of the New Registration Statement (including the documents incorporated therein as of the date of such prospectus, the "New Basic Prospectus") and (ii) new distribution agreement prospectus related to the ATM Program dated August 14, 2020, filed as part of the New Registration Statement (including the documents incorporated therein as of the date of such distribution agreement prospectus, the "New Prospectus Supplement"). All references in the Agreement to the (i) Registration Statement shall, from and after the date hereof, refer to the New Registration Statement, all references to the Basic Prospectus shall refer to the New Basic Prospectus and all references to the Prospectus Supplement shall refer to the New Prospectus Supplement; provided, that the definition of Maximum Number contained therein will be deemed amended to read as follows: "from and after filing the New Registration Statement, up to 6,398,889 shares" (the "Maximum Number") of Common Stock, $1.00 par value per share (the "Common Stock") of the Company" and (ii) Agreement shall, from and after the date hereof, mean the Agreement as amended by this Amendment. Except as set forth in this paragraph, the Agreement remains in full force and effect.

        For the avoidance of doubt, the Company does not intend to make a Transaction Proposal to any Agent as of the date of this agreement, and the filing of the New Registration Statement (including the New Basic Prospectus and New Prospectus Supplement contained therein) will not constitute a recommencement of the offering of the Shares or result in a Bring-Down Delivery Date.

        This Amendment may be executed and delivered in counterparts, each of which will be deemed to be an original.

[Remainder of Page Intentionally Blank]

MDU RESOURCES GROUP, INC.
By:	/s/ DANIEL S. KUNTZ
	Name:	Daniel S. Kuntz
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Distribution Agreement Amendment]

J.P. MORGAN SECURITIES LLC
By:	/s/ STEPHANIE LITTLE
	Name:	Stephanie Little
	Title:	Executive Director
MUFG SECURITIES AMERICAS INC.
By:	/s/ JASON DEMARK
	Name:	Jason Demark
	Title:	Director

[Signature Page to Distribution Agreement Amendment]

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MDU Resources Group, Inc. Amendment No. 1 to Distribution Agreement (this "Amendment")